UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2007

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	0-15982	95-3819685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East

Los Angeles, CA 90067

(Address of Principal Executive Offices)

(310) 277-2265

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into a Material Definitive Agreement

Trust Preferred Securities Transactions

On January 24, 2007, National Mercantile Bancorp and its newly formed subsidiary, First California Capital Trust I, a Delaware statutory trust, entered into a Purchase Agreement with FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., as placement agents, pursuant to which the Trust sold and issued to Keefe, Bruyette & Woods, Inc., as the initial purchaser, $16,000,000 of the Trust’s capital securities, liquidation amount $1,000 per capital security.  The capital securities represent undivided beneficial interests in the Trust’s assets, which consist primarily of National Mercantile Bancorp’s Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures described below.  The Trust’s capital securities mature on March 15, 2037, and are redeemable, at par, at National Mercantile Bancorp’s option at any time on or after March 15, 2012.

The holders of the Trust’s capital securities are entitled to quarterly distributions at a fixed annual rate of 6.80% for the first five years, and a variable annual rate thereafter, which resets quarterly, equal to the 3-month LIBOR rate, plus 1.60% per annum, of the liquidation amount of $1,000 per capital security, subject to National Mercantile Bancorp’s right to defer interest payments under the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures as described below.

National Mercantile Bancorp, itself, purchased $495,000 of the Trust’s common securities, liquidation amount $1,000 per common security.  The terms and provisions of the Trust’s capital securities and common securities are set forth in the Trust’s Amended and Restated Declaration of Trust, dated January 25, 2007, under which Wilmington Trust Company serves as institutional trustee.

In connection with the Trust’s sale of the capital securities, National Mercantile Bancorp entered into a Guarantee Agreement pursuant to which it guaranteed, on a subordinated basis, all distributions and payments under the Trust’s capital securities upon liquidation, redemption, or otherwise, but only to the extent the Trust fails to pay such distributions from payments under the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures it holds from National Mercantile Bancorp.

The Trust used the proceeds from the sale of its capital securities and its common securities to purchase from National Mercantile Bancorp $16,495,000 aggregate principal amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037.  The Debentures bear interest at the same rates as the Trust’s capital securities.  So long as no “event of default” (as defined in the Indenture relating to the Debentures) has occurred, National Mercantile Bancorp will have the right to defer the payment of interest on the Debentures for up to 20 consecutive quarterly periods, except that no extension period may extend beyond the maturity of the Debentures.  During any deferral period, National Mercantile Bancorp may not pay dividends or make certain other distributions or payments as provided in the Indenture.  The Debentures mature on March 15, 2037, and are redeemable at par, at National Mercantile Bancorp’s option, at any time on or after March 15, 2012.  Upon any redemption by National Mercantile Bancorp of the Debentures, the Trust must redeem a like amount of its capital securities.

Payments under the Debentures are subordinated and junior in right of payment to the prior payment of all other indebtedness of National Mercantile Bancorp that, by its terms, is not similarly subordinated.

The Debentures may be declared immediately due and payable at the election of the trustee under the Indenture or the holders of 25% of aggregate principal amount of the Trust’s outstanding capital securities if National Mercantile Bancorp defaults in the payment of interest (subject to its right to defer interest payments as described above) or principal under the Debentures and upon the occurrence of other events of defaults described in the Indenture.

National Mercantile Bancorp used the net proceeds from the trust preferred transactions described above to redeem all $15,464,000 principal amount of its previously outstanding 10.25% Junior Subordinated Deferrable Interest Debentures due July 25, 2031.  The redemption price was 106.6875% of the principal amount of these Debentures, plus accrued interest, or a total of $17,290,885.

As a result of these transactions, the Company incurred a one-time charge during the fourth quarter of 2006 for financial statement purposes of approximately $1.6 million.  The one-time charge reflects the accrual for the redemption premium and the impairment of the unamortized Debenture issuance costs.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion in Item 1.01, above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See the discussion in Item 1.01, above, which is incorporated herein by reference.  The Trust’s capital securities were sold and issued in a transaction exempt from registration under the Securities Act of 1933.  No underwriting discounts or commissions or placement fees were paid in connection with the sale of the Trust’s capital securities or the other transactions described in Item 1.01, above.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

The following exhibits are contained in this report:

Exhibit No.	Description

4.1	Form of Capital Security Certificate evidencing the capital securities of First California Capital Trust I.

4.2	Form of Common Security Certificate evidencing common securities of First California Capital Trust I.

4.3	Form of National Mercantile Bancorp Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture due 2037.

10.1	Placement Agreement, dated January 24, 2007, among National Mercantile Bancorp, First California Capital Trust I, FTN Financial Capital Markets, and Keefe, Bruyette & Woods, Inc.

Exhibit No.	Description

10.2	Amended and Restated Declaration of Trust among National Mercantile Bancorp, as sponsor, the Administrators named therein, and Wilmington Trust Company, as institutional and Delaware trustee.

10.3	Guarantee Agreement between National Mercantile Bancorp and Wilmington Trust Company, as guarantee trustee.

10.4	Indenture between National Mercantile Bancorp and Wilmington Trust Company, as indenture trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2007	BANCORP

	By:	/s/ David R. Brown
David R. Brown
Chief Financial Officer